                                                                     Exhibit 10




                     MODIFICATION TO CONSULTING AGREEMENT



     THIS MODIFICATION TO CONSULTING AGREEMENT (the "Modification Agreement"), dated as of January 25, 1995, by and between Brooke Group Ltd., a Delaware corporation with its principal office at 100 S.E. 2nd Street, Miami, Florida 33131 ("BGL") and Howard M. Lorber, an individual with an address at 70 East Sunrise Highway, Suite 411, Valley Stream, New York 11581 ("Consultant").


                             W I T N E S S E T H:


     WHEREAS, the parties entered into a Consulting Agreement dated as of January 1, 1994 ("the Consulting Agreement"); and

     WHEREAS, the Consulting Agreement provides, among other things, the grant of 500,000 shares of BGL common stock, $.10 par value per share (the "Grant"), to Consultant in consideration for services to be rendered by Consultant; and

     WHEREAS, the Consultant has been devoting a substantial amount of his time to the operations and affairs of New Valley Corporation ("New Valley"), an affiliate of BGL; and

     WHEREAS, in light of the substantial time commitments being made by Consultant on behalf of New Valley, the parties desire to modify the terms of the Consulting Agreement relating to the vesting of the Grant; and

     WHEREAS, the parties desire to clarify, retroactively to January 1, 1994, the terms of the Consulting Agreement governing the rights attendant to the Grant.

     NOW THEREFORE, in consideration of the foregoing and mutual agreements hereinafter set forth, BGL and Consultant agree as follows:

     1. Paragraph 4 of the Consulting Agreement shall be amended by deleting the third sentence thereof in its entirety, and replacing it as follows:

          "The shares which the Consultant shall receive pursuant to the Grant shall vest as follows: 250,000 shares shall vest on the date the Grant is made; and 250,000 shares shall vest on the third anniversary of such date. Notwithstanding anything embodied in this Agreement to the contrary, BGL shall pay to the Consultant within ten (10) calendar days of the payment of a dividend or other distribution in respect of its Common Stock, an amount equal to the product of (x) the amount of such dividend expressed on a per share of Common Stock basis and (y) the amount of the shares of Common Stock subject to the Grant on the date such dividend is declared, which amount may be paid in cash or other property. Any amount of a dividend or other distribution pertaining to the unvested portion of the Grant shall be deposited into escrow until such time as such portion of the Grant has vested."

     2. All other provisions of the Consulting Agreement shall remain in full force and effect, as if fully set forth herein.

     3. This Modification Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to the choice of law doctrine of such state.

     IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have duly executed this Modification Agreement as of the date above first written.



                                                 BROOKE GROUP LTD.




                                                 BY:___________________________
                                                        Bennett S. LeBow,
                                                        Chairman of the Board &
                                                        President



                                                 ______________________________
                                                        Howard M. Lorber